ATLANTIC PHARMACEUTICALS, INC.
                        AUTOMATIC STOCK OPTION AGREEMENT



RECITALS

         A. The Corporation has implemented an automatic option grant program under the Plan pursuant to which eligible non-employee members of the Board will automatically receive special option grants at periodic intervals over their period of Board service in order to provide such individuals with a meaningful incentive to continue to serve as members of the Board.

         B. Optionee is an eligible non-employee Board member, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic grant of an option to purchase shares of Common Stock under the Plan.

         C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

                  NOW, THEREFORE, it is hereby agreed as follows:

                  1. Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, a Non-Statutory Option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

                  2. Option Term. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5, 6 or 7.

                  3. Limited Transferability. This option, together with the special stock appreciation right provided under Paragraph 7(b), shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, this option may also be assigned in whole or in part during Optionee's lifetime in accordance with the terms of a Qualified Domestic Relations Order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such Qualified Domestic Relations Order. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Board may deem appropriate.

                  4.       Exercisability/Vesting.

                           (a) This option shall be immediately  exercisable for
any or all of the Option Shares, whether or not the Option Shares are vested in accordance with the Vesting Schedule and shall remain so exercisable until the Expiration Date or sooner termination of the option term under Paragraph 5, 6 or 7.

                           (b) Optionee  shall,  in accordance  with the Vesting
Schedule, vest in the Option Shares in one or more installments over his or her period of Board service. Vesting in the Option Shares may be accelerated pursuant to the provisions of Paragraph 5, 6 or 7. In no event, however, shall any additional Option Shares vest following Optionee's cessation of service as a Board member.

                  5. Cessation of Board Service. Should Optionee's service as a Board member cease while this option remains outstanding, then the option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

                           (a) Should  Optionee cease to serve as a Board member
for any reason (other than death or Permanent Disability) while holding this option, then the period for exercising this option shall be reduced to a twelve
(12)-month period (commencing with the date of such cessation of Board service), but in no event shall this option be exercisable at any time after the Expiration Date. During such limited period of exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares (if any) in which Optionee is vested on the date Optionee ceases service as a Board member. Upon the earlier of (i) the expiration of such twelve (12)-month period or (ii) the specified Expiration Date, the option shall terminate and cease to be exercisable with respect to any vested Option Shares for which the option has not been exercised.

                           (b) Should Optionee die during the twelve  (12)-month
period following his or her cessation of Board service, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option for any or all of the Option Shares in which Optionee is vested at the time of Optionee's cessation of Board service (less any Option Shares purchased by Optionee after such cessation of Board service but prior to death). Such right of exercise shall terminate, and this option shall accordingly cease to be exercisable for such vested Option Shares, upon the earlier of (i) the expiration of the twelve
(12)-month period measured from the date of Optionee's cessation of Board service or (ii) the specified Expiration Date.

                           (c) Should  Optionee  cease service as a Board member
by reason of death or Permanent Disability, then all Option Shares at the time subject to this option but not otherwise vested shall vest in full so that Optionee (or the personal representative

                                       2.

of Optionee's estate or the person or persons to whom the option is transferred upon Optionee's death) shall have the right to exercise this option for any or all of the Option Shares as fully-vested shares of Common Stock at any time prior to the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee's cessation of Board service or (ii) the specified Expiration Date.

                           (d) Upon  Optionee's  cessation of Board  service for
any reason other than death or Permanent Disability, this option shall immediately terminate and cease to be outstanding with respect to any and all Option Shares in which Optionee is not otherwise at that time vested in accordance with the normal Vesting Schedule or the special vesting acceleration provisions of Paragraph 6 or 7 below.

                           (e) In the event of a Corporate Transaction or Change
in Control, the provisions of Paragraph 6 or 7 shall govern the period for which this option is to remain exercisable following Optionee's cessation of Board service and shall supersede any provisions to the contrary in this paragraph.

                  6.       Corporate Transaction.

                           (a) In the  event  of a  Corporate  Transaction,  all
Option Shares at the time subject to this option but not otherwise vested shall automatically vest so that this option shall, immediately prior to the effective date of such Corporate Transaction, become exercisable for any or all of the Option Shares as fully-vested shares of Common Stock. Immediately following the Corporate Transaction, this option shall terminate and cease to be exercisable except to the extent assumed by the successor corporation (or parent thereof) in connection with such Corporate Transaction.

                           (b) If this  option is assumed in  connection  with a
Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

                           (c) This  Agreement  shall not in any way  affect the
right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                  7.       Change in Control/Hostile Take-Over.

                           (a) All Option  Shares  subject to this option at the
time of a Change in Control but not otherwise vested shall automatically vest so that this option shall,

                                       3.

immediately prior to the effective date of such Change in Control, become fully exercisable for all of the Option Shares at the time subject to this option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. This option shall remain exercisable for such fully-vested Option Shares until the earliest to occur of (i) the Expiration Date, (ii) the sooner termination of this option in accordance with Paragraph 5 or 6 or (iii) the surrender of the option in connection with a Hostile Take-Over.

                           (b) Provided this option has been  outstanding for at
least six (6) months prior to the occurrence of a Hostile Take-Over, Optionee shall have the unconditional right (exercisable during the thirty (30)-day period immediately following the consummation of such Hostile Take-Over) to surrender this option to the Corporation in exchange for a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the Option Shares at the time subject to the surrendered option (whether or not those Option Shares are otherwise at the time vested) over (ii) the aggregate Exercise Price payable for such shares. This Paragraph 7(b) limited stock appreciation right shall in all events terminate upon the expiration or sooner termination of the option term and may not be assigned or transferred by Optionee.

                           (c) To exercise  the  Paragraph  7(b)  limited  stock
appreciation right, Optionee must, during the applicable thirty (30)-day exercise period, provide the Corporation with written notice of the option surrender in which there is specified the number of Option Shares as to which the Option is being surrendered. Such notice must be accompanied by the return of Optionee's copy of this Agreement, together with any written amendments to such Agreement. The cash distribution shall be paid to Optionee within five (5) days following such delivery date, and no approval or consent of the Board shall be required in connection with such option surrender and cash distribution. Upon receipt of such cash distribution, this option shall be cancelled with respect to the Option Shares subject to the surrendered option (or the surrendered portion) and Optionee shall cease to have any further right to acquire those Option Shares under this Agreement. The option shall, however, remain outstanding for the balance of the Option Shares (if any) in accordance with the terms of this Agreement, and the Corporation shall issue a new stock option agreement (substantially in the same form as this Agreement) for those remaining Option Shares.

                  8. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.


                                       4.

                  9. Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

                  10.      Manner of Exercising Option.

                           (a) In order to exercise  this option with respect to
all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                                  (i) To the extent the option is exercised  for
         vested Option Shares, execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised. To the extent this option is exercised for unvested Option Shares, execute and deliver to the Corporation a Purchase Agreement.

                                  (ii) Pay the aggregate  Exercise Price for the
         purchased shares in one or more of the following forms:

                                            (A) cash or check  made  payable  to
                  the Corporation,

                                            (B)  shares of Common  Stock held by
                  Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                                            (C)  to the  extent  the  option  is
                  exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                           Except  to  the  extent   the  sale  and   remittance
                  procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise (or the Purchase

                                       5.

                  Agreement) delivered to the Corporation in connection with the option exercise.

                                  (iii) Furnish to the  Corporation  appropriate
         documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                           (b) As soon after the Exercise Date as practical, the
Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto. To the extent any such Option Shares are unvested, the certificates for those Option Shares shall be endorsed with an appropriate legend evidencing the Corporation's repurchase rights and may be held in escrow with the Corporation until such shares vest.

                           (c) In no event may this option be exercised  for any
fractional shares.

                  11.      Compliance with Laws and Regulations.

                           (a) The  exercise of this option and the  issuance of
the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

                           (b)  The  inability  of  the  Corporation  to  obtain
approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

                  12. Successors and Assigns. Except to the extent otherwise provided in Paragraph 3 or 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

                  13. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

                                       6.

                  14. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.

                  15.  Governing  Law.  The   interpretation,   performance  and
enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.


                                       7.

                                    EXHIBIT I

                               NOTICE OF EXERCISE


                  I hereby notify Atlantic Pharmaceuticals, Inc. (the "Corporation") that I elect to purchase _______________ shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $______________ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under the Corporation's 1995 Stock Option Plan on _______________, 199_____.

                  Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price for any Purchased Shares in which I am vested at the time of exercise of the Option.


_______________________________, 199___
Date


                                        ________________________________________
                                        Optionee

                                        Address:________________________________


                                        ________________________________________

Print name in exact manner
it is to appear on the
stock certificate:                      ________________________________________


Address to which certificate
is to be sent, if different
from address above:                     ________________________________________


                                        ________________________________________


Social Security Number:                 ________________________________________

                                    APPENDIX


         The following definitions shall be in effect under the Agreement:

         A. Agreement shall mean this Automatic Stock Option Agreement.

         B. Board shall mean the Corporation's Board of Directors.

         C. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

                (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

               (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or
         (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

         D. Code shall mean the Internal Revenue Code of 1986, as amended.

         E. Common Stock shall mean the Corporation's common stock.

         F.   Corporate   Transaction   shall  mean  either  of  the   following
stockholder-approved transactions to which the Corporation is a party:

                (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or


                                      A-1.

               (ii)  the  sale,   transfer  or  other   disposition  of  all  or
         substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

         G. Corporation shall mean Atlantic Pharmaceuticals, Inc., a Delaware corporation.

         H. Domestic Relations Order shall mean any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable State domestic relations laws (including community property laws), marital property rights to any spouse or former spouse of Optionee.

         I. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 10 of the Agreement.

         J. Exercise Price shall mean the exercise price per share as specified in the Grant Notice.

         K. Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

         L. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (ii) If the Common Stock is at the time traded on the Nasdaq SmallCap Market or the over-the-counter market, then the Fair Market Value shall be the average of the highest bid and lowest asked prices per share of Common Stock on the date in question on the Nasdaq SmallCap Market or the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there are no reported bid and asked prices for the Common Stock on the date in question, then the Fair Market Value shall be the average of the highest bid and lowest asked prices on the last preceding date for which such quotations exist.


                                      A-2.

              (iii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange which serves as the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

         M. Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

         N. Grant Notice shall mean the Notice of Grant of Automatic Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

         O.  Hostile   Take-Over  shall  mean  a  change  in  ownership  of  the
Corporation effected through the following transaction:

                  (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, and

                  (ii) more than fifty percent (50%) of the acquired securities are accepted from persons other than the officers and directors of the Corporation subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

         P. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

         Q. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

         R. Notice of Exercise  shall mean the notice of exercise in the form of
Exhibit I.

         S. Option Shares shall mean the number of shares of Common Stock subject to the option.


                                      A-3.

         T. Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

         U. Permanent Disability shall mean the inability of Optionee to perform his or her usual duties as a member of the Board by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

         V. Plan shall mean the Corporation's 1995 Stock Option Plan.

         W. Purchase Agreement shall mean the stock purchase agreement (in form and substance satisfactory to the Corporation) which grants the Corporation the right to repurchase, at the Exercise Price, any and all unvested Option Shares held by Optionee at the time of Optionee's cessation of Board service and which precludes the sale, transfer or other disposition of any purchased Option Shares while subject to such repurchase right.

         X. Qualified Domestic Relations Order shall mean a Domestic Relations Order which substantially complies with the requirements of Code Section 414(p). The Corporation shall have the sole discretion to determine whether a Domestic Relations Order is a Qualified Domestic Relations Order.

         Y. Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

         Z. Take-Over Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting the Hostile Take-Over.

         AA. Vesting Schedule shall mean the vesting schedule specified in the Grant Notice.


                                      A-4.